SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 6, 2005



                             PROUROCARE MEDICAL INC.
               (Exact Name of Registrant as Specified in Charter)


            Nevada                     333-103781               20-1212923
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
        of Incorporation)                                 Identification Number)


              One Carlson Parkway, Suite 124
                    Plymouth, Minnesota                           55447
         (Address of Principal Executive Offices)              (Zip Code)


       Registrant's telephone number, including area code: (952) 476-9093



          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

          On March 31, 2005 ProUroCare Inc., the wholly owned subsidiary of ProUroCare Medical Inc. (the "Company"), borrowed $100,000 from a financial institution and in connection therewith issued a promissory note to such financial institution. The promissory note is secured by the assets of the business and a guaranty by the Company's Chairman and Chief Executive Officer, Maurice R. Taylor. The promissory note bears interest at an annual rate of 7.0%, and matures on July 2, 2005

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         On March 31, 2005 ProUroCare Inc., the wholly owned subsidiary of ProUroCare Medical Inc. (the "Company"), borrowed $100,000 from a financial institution and in connection therewith issued a promissory note to such financial institution. The promissory note is secured by the assets of the business and a guaranty by the Company's Chairman and Chief Executive Officer, Maurice R. Taylor. The promissory note bears interest at an annual rate of 7.0%, and matures on July 2, 2005.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

         10.1 Promissory Note in the amount of $100,000 issued by ProUroCare Inc. in favor of Venture Bank, dated March 31, 2005 (incorporated by reference to Exhibit 10.18 to registration statement on Form SB-2 filed April 4, 2005).

         10.2 Commercial Security Agreement between Venture Bank and ProUroCare Inc., dated March 31, 2005 (incorporated by reference to Exhibit 10.19 to registration statement on Form SB-2 filed April 4, 2005).


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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PROUROCARE MEDICAL INC>

Date:  April 6, 2005                    By: /s/ Maurice R. Taylor
                                            -------------------------
                                            Maurice R. Taylor,
                                            Chairman and Chief Executive Officer



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